[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
EXHIBIT 10.47
AMENDMENT NO. 8 TO BPD-MA PRESOME SUPPLY AGREEMENT
THIS AGREEMENT is entered into on the 29th day of December, 2008.
BETWEEN:
QLT INC., a company incorporated under the laws of the Province of British Columbia, with its principal office at 887 Great Northern Way, Vancouver, British Columbia, Canada, V5T 4T5
(“QLT”)
AND:
NIPPON FINE CHEMICAL CO., LTD., a company incorporated under the laws of Japan with its principal office at 4-9, 2-Chome, Bingomachi, Chuo-ku, Osaka 541, Japan
(“NFC”)
RECITALS
A. QLT and NFC are parties to an agreement (the “Supply Agreement”) dated February 6, 1998, and subsequently as amended by Amendment 1 thereto dated June 22, 1999, Amendment 2 thereto dated June 30, 2000, Amendment 3 thereto dated January 29, 2001, Amendment 4 thereto dated October 24, 2003, Amendment 5 thereto dated June 22, 2004, Amendment 6 thereto dated May 24, 2005 and Amendment 7 thereto dated September 29, 2006 for the supply by NFC of BPD-MA Presome to QLT.
B. QLT and NFC now wish to make additional amendments to the Supply Agreement as described in this Amending Agreement.
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:
1.	Amendments
Effective December 31, 2008, the Supply Agreement shall be amended as follows:
(a)	Pursuant to Section 2.3 of the Supply Agreement, the Term of the Supply Agreement is extended for a Renewal Term commencing on January 1, 2009 and ending on December 31, 2010. In the event that QLT has delivered to NFC Purchase Orders for

BPD-MA Presome on or before December 31, 2010 which are to be manufactured and/or delivered to QLT in 2011, the Supply Agreement, and NFC and QLT’s respective obligations thereunder, shall continue to be effective with respect to those Purchase Orders and the BPD-MA Presome to be manufactured and delivered thereunder until NFC and QLT’s respective obligations with respect thereto have been fulfilled in accordance with the terms of the Supply Agreement.

Commencing the third quarter of 2010, at the request of either QLT or NFC, QLT and NFC will discuss the possibility of extending the Supply Agreement for a further Renewal Term and the terms and conditions applicable to such further Renewal Term but neither party shall have any obligation to agree to an additional Renewal Term.

(b)	Replacing Section 3.8 with the following:
3.8 Bonded Plant Fee. QLT shall pay to NFC [*] U.S. for each Manufacturing Year (as defined in Section 6.1) upon presentation to QLT of the NFC invoice for the bonded plant fee paid by NFC on QLT’s behalf for such Manufacturing Year. QLT shall not be required to pay that bonded plant fee in 2009 or any subsequent period other than a Manufacturing Year.
(c)	In Section 4.3, deleting the words “up to fifteen percent (15%) (calculated on an annual basis)” and replacing them with the words “up to 100%” so that the first sentence in Section 4.3 reads as follows:
“QLT may, on written notice delivered to NFC, supply up to 100% of NFC’s requirements for the release lipids [*] and [*], free of charge, for use in the manufacture of BPD-MA Presome under this Agreement, provided that in the event that NFC has any difficulties in securing the required release lipids [*] and/or [*] at any time, NFC shall promptly notify QLT of such difficulty or anticipated difficulty and QLT shall use its reasonable best efforts to supply NFC with an amount of such lipids equal to NFC’s requirements for the release lipids [*] and/or [*] as is requested by NFC, free of charge, for use in the manufacture of BPD-MA Presome under this Agreement.”
(d)	Deleting Section 5.2 entirely.

(e)	Deleting Section 6.1, and substituting the following as a new Section 6.1:
6.1 Placement of Orders. Except as set out below, QLT shall not be required to place Purchase Orders for a minimum number of batches or quantity of BPD-MA Presome during the Term. In the event that from time-to-time during the Term QLT wishes NFC to manufacture BPD-MA Presome, QLT shall give NFC written notice (the “Manufacturing Notice”) six (6) months in advance of the date that QLT wishes NFC to commence (or recommence)

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

manufacturing BPD-MA Presome (the “Manufacturing Initiation Date”). The Manufacturing Notice may be delivered in the same manner as QLT has previously delivered Purchase Orders. For Purchase Orders made after July 1, 2010, the Manufacturing Notice may be made on less than six (6) months notice and the delivery date for the BPD-MA Presome to be manufactured under such Purchase Orders will be no later than December 31, 2011.
If and when QLT delivers a Manufacturing Notice, QLT shall include with that Manufacturing Notice firm purchase orders for each batch of BPD-MA Presome to be manufactured by NFC under this Agreement (the “Purchase Orders”) in the 12 month period (the “Manufacturing Year”) commencing on the Manufacturing Initiation Date, which shall set out:
(a)	the quantity of PBD-MA Presome ordered;

(b)	the purchase price, in accordance with the Price Schedule set out in Exhibit F to this Agreement;

(c)	the delivery date required; and

(d)	the amount of raw materials to be provided by QLT.
Where QLT has given the Manufacturing Notice, QLT shall place Purchase Orders for a total of at least six (6) batches of BPD-MA Presome to be manufactured by NFC in the Manufacturing Year corresponding to such Manufacturing Notice for the delivery date set out in (c) above. In addition to those Purchase Orders delivered to NFC with the Manufacturing Notice, QLT may deliver to NFC one or more additional Purchase Orders for BPD-MA Presome to be manufactured and delivered by NFC at a date that is no less than six months after the date of the Purchase Order and no longer than the end of that Manufacturing Year. Adjustments to the purchase price as a result of an increase in the number of batches of BPD-MA Presome ordered in respect of any Manufacturing Year will be made in accordance with Exhibit F. No additional Purchase Orders may be delivered to NFC after December 31, 2010. For greater certainty, QLT may issue more than one Manufacturing Notice during the Term.
(f)	Deleting Section 10.4 and substituting the following as a new Section 10.4:
10.4 Adjustment for Foreign Currency Fluctuation. NFC and QLT acknowledge that the Price Schedule set out in Exhibit F to

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

this Agreement has been agreed to by the parties but is subject to adjustment under this Section 10.4. In this Section 10.4, the “3 Year Average FX Rate” shall be the average monthly foreign currency exchange rate between the Japanese yen and the U.S. dollar over the thirty-six (36) month period prior to the month that a Purchase Order for the BPD-MA Presome is delivered to NFC. If the average foreign currency rate of Japanese yen to U.S. dollars during the month prior to the month in which a Purchase Order for the BPD-MA Presome is delivered to NFC is:
(a)	at least 10% less than the 3 Year Average FX Rate; or

(b)	at least 10% greater than the 3 Year Average FX Rate,
QLT and NFC shall automatically adjust the prices set out in the Price Schedule to reflect the average foreign currency rate of Japanese yen to U.S. dollars during the month prior to the month in which that Purchase Order(s) for BPD-MA Presome was delivered to NFC, such adjustment to be effective only for the BPD-MA to be delivered under that Purchase Order. In making such adjustment, the parties shall use the T.T. buying exchange rate prevailing at an authorized foreign exchange bank in Tokyo acceptable to both parties as the foreign currency rate of Japanese yen to U.S. dollars.
(g)	Adding, as a new Section 10.5 the following:
10.5 Maintenance and Maintenance Fee. Without limiting its other obligations under this Agreement, whether or not QLT issues a Manufacturing Notice or places any Purchase Orders for BPD-MA Presome under this Agreement, during the Term NFC shall continue to ensure that its facilities used to manufacture the BPD-MA Presome remain validated and have all authorizations, licenses permits and other approvals or certifications necessary to manufacture and supply to QLT BPD-MA Presome in accordance with cGMP and all other requirements set forth in this Agreement so that, if QLT issues a Manufacturing Notice, NFC is in a position to manufacture and supply to QLT BPD-MA Presome in such quantities as may be required by QLT and meeting the requirements set out in this Agreement. To assist NFC with the costs of the foregoing, QLT shall pay to NFC:
(a)	U.S. [*] on or before [*]; and

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	commencing [*] and ending [*], U.S. [*] to be paid by QLT to NFC each [*], payable on the first day of each of [*] (the “[*] Maintenance Fee”) except that QLT shall not be required to pay the [*] Maintenance Fee under this (b) in any [*] that falls wholly or partly within a Manufacturing Year.
2.	New Price Schedule
Effective for Purchase Orders placed by QLT on or after January 1, 2009, the Supply Agreement is amended by deleting Exhibit F — Price Schedule thereto and substituting therefor the form of Exhibit F — Price Schedule attached to this Agreement.
3.	Purchase of Certain Inventory of Lipids and other Materials
Once the Acceptance Period has expired (without QLT issuing a Notice of Rejection) for the [*] batches of BPD-MA Presome being manufactured by NFC under Purchase Order numbers [*] and [*], NFC shall notify QLT of the amount of [*], [*], [*] and [*] that is then remaining in inventory with NFC and was intended for use in connection with the manufacture of BPD-MA Presome for QLT. QLT shall purchase from NFC that remaining inventory of [*], [*], [*] and [*] at the following prices:
(a)	[*] — U.S. [*] (for [*] kg of [*] based on U.S. [*] per kg);

(b)	[*] — U.S. [*] (for [*] kg of [*] based on U.S. [*] per kg);

(c)	[*] — U.S. [*] (for [*] kg of [*] based on U.S. [*] per kg); and

(d)	[*] — U.S. [*] (for [*] kg of [*] based on U.S. [*] per kg).
In the event that the actual amounts to be purchased by QLT vary from the above estimated quantities, the Parties shall adjust the amount and price for such material accordingly. NFC shall properly dispose of such inventory of [*] and [*] in compliance with all applicable laws and provide confirmation of such disposal to QLT. QLT shall reimburse NFC for the reasonable costs of such disposal of the [*] and [*]. NFC shall pack, mark and ship the [*] and [*] purchased under this Section 3 to QLT in the manner mutually agreed upon in writing between NFC and QLT and shall include with such shipment all commercially appropriate documentation, including bills of lading, and all Certificates of Analysis and, if requested by QLT, any other quality records of NFC, with respect to the batches of [*] and [*] purchased by QLT. QLT shall promptly reimburse NFC for its out-of-pocket costs incurred in shipping the [*] and [*] to QLT.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	Supply Agreement continues effective
Except as expressly amended hereby, all other terms and conditions of the Supply Agreement remain unchanged and in full force and effect. All capitalized terms which are not defined in this Amending Agreement have the meaning given to them in the Supply Agreement.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	Execution
This Agreement may be executed in counterparts with the same effect as if both parties had signed the same document. Both counterparts shall be construed together and shall constitute one and the same agreement. This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement.
IN ORDER TO WITNESS THIS AGREEMENT the parties have executed this Agreement with effect as of the day and year set out on page one.

QLT INC. by its authorized signatory:
Per:	/s/ Robert Butchofsky
	Name:	Robert Butchofsky
	Title:	President and Chief Executive Officer

Per:	/s/ Cameron Nelson
	Name:	Cameron Nelson
	Title:	Vice President, Finance and Chief Financial Officer

Date: 29 December 2008

NIPPON FINE CHEMICAL CO., LTD. by its authorized signatory:
Per:	/s/ Susumu Yano
	Name:	Susumu Yano
	Title:	President
Date: Dec. 25, 2008

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F
PRICE SCHEDULE
In this Exhibit F, one batch of BPD-MA Presome is 3.76 kg of BPD-MA Presome.
The purchase prices payable by QLT for each batch of BPD-MA Presome sold to QLT under the Supply Agreement under Purchase Orders placed on or after January 1, 2009 shall be determined based upon annual volume in any Manufacturing Year as follows:
TABLE 1
Purchase Price for Batches of BPD-MA Presome1

Source of BPD-MA Presome	If the number of batches purchased in any Manufacturing Year is
batch starting lipids	[*] batches	[*] batches	[*] or more batches

[*] and [*] supplied by NFC (FDA/EMEA Grade BPD-MA Presome)	U.S. [*] per gram	U.S. [*] per gram	U.S. [*] per gram

[*]and [*] supplied by NFC (Japan Grade BPD-MA Presome)	U.S. [*] per gram[2]	U.S. [*] per gram[2]	U.S. [*] per gram[2]

[*] and [*] supplied by NFC and QLT[3] (FDA/EMEA Grade BPD- MA Presome)	U.S. [*] per gram	U.S. [*] per gram	U.S. [*] per gram

[*] and [*] supplied by QLT (FDA/EMEA Grade BPD-MA Presome)	U.S. [*] per gram	U.S. [*] per gram	U.S. [*] per gram
Any adjustment in pricing resulting from an increase in the number of batches of BPD-MA Presome ordered in respect of each Manufacturing Year shall be reconciled at the end of the [*] month in each Manufacturing Year, and, if applicable a credit issued by NFC to QLT in respect of the deliveries of BPD-MA Presome previously made to QLT in that Manufacturing Year. A credit due as a result shall be applied against future batches of BPD-MA Presome to be delivered in that Manufacturing Year or, if not so applied, paid to QLT at the end of the Manufacturing Year.

[1]	All prices include all cost, expenses, taxes, levies, customs duties, brokerage fees, insurance premiums and other costs and charges assessed or levied in connection with the shipment of each batch of BPD-MA Presome. All prices shall be subject to adjustment under Section 10.4 of the Agreement.

[2]	Prices for Japan Grade BPD-MA Presome shall be reduced by (a) [*] per gram where QLT supplies the [*] and [*]; or (b) [*] per gram where QLT supplies either the [*] or the [*].

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[3]	These prices apply where BPD-MA Presome is made from either (a) NFC’s [*] and QLT supplied [*] or (b) NFC’s [*] and QLT supplied [*].
IN WITNESS WHEREOF, the parties hereto have executed this Exhibit F as of the day and year written below.

QLT INC.			NIPPON FINE CHEMICAL CO., LTD.
by its authorized signatory:			by its authorized signatory:

Per:	/s/ Robert Butchofsky		Per:	/s/ Susumu Yano

	Name:	Robert Butchofsky		Name:	Susumu Yano
	Title:	President and Chief Executive		Title:	President
Officer
				Date:	Dec. 25, 2008
Per:	/s/ Cameron Nelson

	Name:	Cameron Nelson
	Title:	Vice President, Finance and
Chief Financial Officer
Date: 29 December 2008

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.